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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 2002 included in this Form 10-K, into Bright Horizons Family Solutions, Inc.'s previously filed Registration Statement on Form S-8 (File No. 333-60023). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

Boston, Massachusetts
April 1, 2002